SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                          ----------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): June 28, 1996



                                 PRESSTEK, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                     0-17541                    02-0415170
(State or other jurisdiction        (Commission               (I.R.S. Employer
    of incorporation)                File Number)            Identification No.)



8 Commercial Street, Hudson, New Hampshire                               03051
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: (603) 595-7000



- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 5.  Other Information

     Between June 28, 1996 and July 18, 1996 the following six lawsuits were filed against Presstek, Inc. (the "Company") and certain other defendants referred to below. All such actions, except the one filed by Richard Strauss ("Strauss") were purportedly brought on behalf of similarly situated classes of defendants. The Strauss action was filed derivatively, on behalf of the Company.

1) On June 28, 1996 Tonia Alfonso and Dick Ruestman filed a class action lawsuit in the United States District Court, District of New Hampshire, against the Company, Robert Howard and Lawrence Howard, who are both directors of the Company, Richard Williams and Robert Verrando, who are both officers and directors of the Company, Cabot Heritage Corp.,("Heritage"), Cabot Market Letter ("Market"), Carlton Lutts, Timothy Lutts and Robert Lutts (Carlton Lutts, Timothy Lutts and Robert Lutts are sometimes hereinafter collectively referred to as the "Lutts Defendants") and Cabot Money Management ("CabotMM"). The plaintiffs allege that the defendants engaged in a plan and scheme and unlawful courses of conduct to artificially inflate, maintain and otherwise manipulate the value of the Company's common stock in order to cause individual defendants to profit from their sales of the Company's common stock and to induce plaintiffs' and other members of the purported class to purchase securities of the Company at artificially inflated prices. The plaintiffs also allege that (i) all defendants except CabotMM violated Section 10(b) ("Sect. 10(b)") of the Securities Exchange Act of 1934, (the "Exchange Act") and Rule 10b-5 ("Rule 10b-5") promulgated thereunder, (ii) that all individual defendants and Heritage violated Section 20(a) ("Sect. 20(a)") of the Exchange Act and (iii) that all defendants except CabotMM committed common law fraud and deceit. The basis for the action against the Company and its officers and directors include, among other things, the Company's alleged issuance of false and misleading reports or failure to disclose material facts including a misstatement of earnings in the Company's financial statements for the quarter ended March 30, 1996, the failure to disclose to the public certain alleged adverse information concerning the Company's patents and its proprietary technology including that certain United States patents previously issued to the Company were the subject of a reexamination or reissuance procedure by the U.S. Patent Office and that the Company was facing formidable competition as a result of technological advances made by other companies and the failure to disclose that the investigation into trading in the securities of the Company being conducted by the Securities and Exchange Commission (the "SEC Investigation") included the service of a subpoena upon the Lutts Defendants. The plaintiffs also allege that the Company conspired with the Lutts Defendants to have false reports issued about the Company in order to drive up the market price of the Company's common stock. The plaintiffs seek unspecified compensatory damages, attorney and accountant fees and other costs and expenses incurred by the plaintiffs in connection with the action and the imposition of a constructive trust on, and disgorgement of, profits made by defendants who were allegedly unjustly enriched as a result of the purported artificial inflation of the Company's common stock.



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2) On June 28, 1996 Bill Berke  ("Berke")  filed a class  action  lawsuit in the
United States District Court, District of New Hampshire, against the Company, Richard Williams, Glenn DiBenedetto, the Company's Chief Financial Officer, Lawrence Howard, Robert Howard, Robert Verrando, Bert DePamphilis (a director of the Company), Harold Sparks (a director of the Company) and BDO Seidman LLP, the Company's independent auditors. The plaintiff alleges that the defendants violated Sect. 10(b) and Rule 10b-5 by issuing financial statements for the fiscal year ended December 30, 1995 and the fiscal quarter ended March 30, 1996 and corresponding financial press releases that overstated net income in the Statements of Operations for those periods as a result of the improper application of certain accounting principles relating to the tax benefits received upon exercise of certain stock options previously granted by the Company. The plaintiff seeks unspecified damages and reimbursement of the plaintiff's costs and expenses incurred in connection with the action.

3) On July 9, 1996 Sidney Gellman and Robert Ehrenreich filed a class action lawsuit in the United States District Court, District of New Hampshire, against the Company and Robert Verrando, Richard Williams, Robert Howard, Lawrence Howard, Glenn DiBenedetto, Bert DePamphilis, Frank Pensavecchia, the Company's Senior V.P.-Engineering, Harold Sparks and John Dreyer (a director of the Company), the Lutts Defendants, Heritage and CabotMM. The plaintiff's allege that the Company and its individual officers and directors named as defendants violated Sect. 10(b) and Rule 10b-5, that the individual officer and director defendants and CabotMM violated Sect. 20(a) and committed acts of common law negligent misrepresentation and fraud by causing an artificial inflation in the price of the Company's common stock and helping maintain such increase at a time when certain of the officers and directors were selling such stock by, among other things, failing to adequately disclose certain alleged adverse information concerning certain Company patents and its proprietary technology, failing to timely disclose claims made against the Company by Agfa-Gevaert, N.V. in an arbitration proceeding, failing to disclose stock sales by certain of the defendants at alleged artificially increased prices while they were in possession of material non-public information concerning the Company, issuing a misleading financial statement that overstated earnings for the quarter ended
March 30, 1996 and failing to adequately disclose the scope of the SEC Investigation. The plantiffs also allege that the Lutts Defendants, Heritage and CabotMM violated Sect. 10b and Rule 10b-5. The plaintiffs' seek unspecified compensatory damages and reimbursement for costs and expenses incurred in connection with the action.

4) On July 10, 1996 Joseph C. Barton filed a class action lawsuit in the United States District Court, Southern District of New York against the Company, Robert Howard, Lawrence Howard, Richard Williams, Robert Verrando, Glenn DiBenedetto, Frank Pensavecchia, Harold Sparks, Bert DePamphilis, Market, CabotMM, Heritage and Carlton Lutts. The plaintiff alleges that the defendants violated Sect. 10(b) and Rule 10b-5 and Sect. 20(a) by issuing false and misleading information concerning the Company's financial results for its quarter ended March 30, 1996, and by failing to disclose that the SEC had broadened the scope of the SEC Investigation and that adverse competitive factors undermined the Company's PEARL(R) technology. The plaintiff's also claim that certain of the defendants sold shares of the Company's common stock at artificially high prices while in possession of material non-public information regarding the Company. The plaintiff is seeking to recover unspecified compensatory damages together with interest, costs of the action and such other extraordinary, equitable and/or injunctive relief as permitted by law or equity.

5) On July 12, 1996 F. Brock Walter ("Walter") filed a class action lawsuit in the United States District Court, District of New Hampshire, against the same defendants as the lawsuit filed by Berke on June 28, 1996. The Walter suit contains the same allegations against the defendants as those contained in the Berke action. Walter seeks to recover unspecified damages against the defendants and the costs and expenses of the action.

6) On July 16, 1996 Richard Strauss commenced a derivative suit on behalf of the Company in the Court of Chancery of the State of Delaware, New Castle County, against Robert Howard, Lawrence Howard, Richard Williams, Robert Verrando, Bert DePamphilis and Harold Sparks. The plaintiff alleges that the defendants breached the fiduciary duties they each owed to the Company and its other shareholders and wasted corporate assets by making false and misleading statements of fact or concealing material facts concerning the viability of the Company's "key" patent and its proprietary interest in its PEARL(R) technology, its failure to properly disclose the scope of the SEC Investigation, and its misstatement of its financial results for the first quarter of 1996, and that they used this information for their personal use by selling common stock of the Company at artificially inflated prices. The plaintiff also alleges that these actions by the defendants resulted in breaches of Sect. 10(b) and Rule 10b-5 which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend. The plaintiff seeks to recover against the defendants, on behalf of the Company, unspecified damages allegedly sustained by the Company as a result of the defendants' alleged breaches of fiduciary duty, a return to the Company of all salaries and the value of other remuneration paid to the defendants by the Company during the time they were in breach of their fiduciary duties, an accounting of and/or constructive trust on the proceeds of defendants' trading activities in the Company's common stock and recovery of costs and disbursements of the action.

The Company believes that the allegations against it and its officers and directors alleged in the foregoing actions are without merit and the Company intends to vigorously defend all actions. However, the outcome of any litigation is subject to uncertainty and a successful claim against the Company, in any of the foregoing actions, could have a material adverse effect on the Company.





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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      PRESSTEK, INC.
                                      (Registrant)


                                      By: /s/ Robert E. Verrando
                                          ----------------------------
                                          Robert E. Verrando
                                          President and Chief Operating
                                          Officer


Date:  August 1, 1996